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                                                                     Exhibit 5.1
                        (DAY & CAMPBELL, LLP LETTERHEAD)



April 12, 2004


Centergistic Solutions, Inc.
2045 W. Orangewood Avenue
Orange, California 92868

      Re:   Registration Statement on Form SB-2 (SEC File No. 333-111378)

Gentlemen:

      We have acted as counsel to Centergistic Solutions, Inc., a California corporation (the "Company"), in connection with the registration on Form SB-2 (Registration No. 333-111378) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,536,656 shares of Common Stock, without par value, of the Company (the "Shares"), including an aggregate of 1,186,656 Shares issuable upon conversion of outstanding convertible promissory notes and upon exercise of outstanding warrants. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B promulgated under the Act.


      In connection with this opinion, we have reviewed originals or copies of the following documents: (a) the Registration Statement and the exhibits thereto, (b) the Articles of Incorporation of the Company, as amended, (c) the Bylaws of the Company, (d) certain records of the Company's corporate proceedings and (e) such documents as we have deemed relevant or necessary for the purpose of this opinion.

      In addition, we have examined such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In rendering our opinion herein, the documents we have examined were originals or copies, certified or otherwise identified to our satisfaction. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon statements and certificates of the Company or of government or other officials.


      Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for, will be legally issued, fully paid and non-assessable.
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Centergistic Solutions, Inc.
April 12, 2004
Page 2

      The opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of California, and we express no opinion with respect to the laws of any other country, state or jurisdiction.


      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the caption "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

      This opinion is limited solely to the matters set forth herein and is delivered to you only with regard to, and is intended for use solely in connection with, the Registration Statement.


                                          Very truly yours,

                                          /s/ Day & Campbell, LLP

                                          DAY & CAMPBELL, LLP